Exhibit 10.15

Addendum of a Service Provider Agreement

By and between

L. & S. Light and Strong Ltd.

Co. no. 514030741

Ha- Adom St. Industrial Zone Kanot, P.O. Box 7042

Gadera 707000

(hereinafter: the “Company”)

Of the first part;

And

Mr. Ori Orbach, Consulting and Marketing Platform

Authorized dealer 029744588

Of 16A Laskovsky Mazkeret Batya

(hereinafter: the “Service Provider”)

Of the second part;

Whereas	the parties have signed a Service Provider agreement (hereinafter: the “Main Agreement”) that is attached hereto as appendix A, according to which inter alia the Service Provider shall grant his services as general manager (CEO) (the “Services”).

And whereas:	according to the provisions of the main agreement the consideration of 30,000 NIS per month was determined in addition to lawful VAT for fulfilling of the services of the Service Provider in accordance with the main agreement, for each calendar month of work, starting from the beginning of the contractual engagement, as mentioned in sub- section 6.1 of the main agreement, and this is against a tax invoice that the Service Provider shall issue to the company (hereinafter: the “Monthly Consideration”);

And whereas:	in the framework of the provisions of the main agreement it was determined that the company would grant to the Service Provider in addition to the month consideration 1,097,680 options to purchase 1,097680 ordinary shares of the copay as part of his position as the general manager in the company and this is according to the terms set forth in the option agreement that was signed on the 5th of the month of May 2015 (the “Option Agreement”), and in the main agreement;

And whereas:	the Service Provider requests to change the sum of the monthly consideration, the quantity of issued options and their terms in accordance with the provisions in this agreement hereafter and the company agrees to these changes;

And whereas:	the parties wish to regulate their relationship and to put in in writing, all as set forth in this agreement hereafter;

Therefore, it has been stipulated, declared and agreed between the parties as follows:

1.	Introduction

1.1.	The preamble of this addendum and the parties’ declarations in it constitute an integral part of it.

1.2.	The titles of the sections are for the purpose of convenience only and no weight shall be given to them in the interpretation of this agreement.

1.3.	The appendixes of this addendum constitute an integral part of this addendum of this agreement and are part of its terms. In the event of a contradiction the provisions of the appendixes shall prevail over the agreement.

2.	Consideration and Benefits

2.1.	Section 6.1 of the main agreement shall be valid and the following paragraph shall be added:

“Insofar as the company shall succeed to raise a sum of $1,000,000 (one million U.S. Dollars) the salary of the Service Provider shall increase so that the company shall pay for receiving the services from the Service Provider payment on a monthly basis of 40,000 NIS (forty thousand NIS), with additional lawful VAT per month against issuing an invoice (the “New Monthly Consideration”). The Service Provider is aware that it is not certain that the company shall succeed to raise this sum, and that insofar as the company shall not succeed to raise such sum, his salary shall remain as stipulated in the main agreement”.

3.	Options

3.1.	Section 7 of the main agreement shall be valid, and the same with respect to the option agreement. In addition to the provisions set forth in the main agreement and in the option agreement, the Service Provider shall be issued an additional sum of 548,840 options (the “Additional Options”).

3.2.	The additional options shall be vested at the time they are transferred to the Service Provider and they shall be transferred to the Service Provider without any dependency on the continuation of the relationship between him and the company. Section 2.4 of the option agreement attached hereto as appendix B of this addendum of the agreement shall not apply to the additional options.

3.3.	Except for section 2.4 of the option agreement, all of the provisions of the option agreement and the provisions of the main agreement shall apply to the additional options.

4.	General

4.1	Except for provisions that were expressly arranged in this addendum, no change applies to the other provisions of the main agreement.

And in witness whereof the parties have signed:

Today the 25th of October 2015

Stamp and Signature	( - )
_____________________________________	________________________________
The Company	The Service Provider